EXHIBIT 99.1

Bitstream Inc. Reports First Quarter Results for 2006

Total revenue increased by $1,159,000 or 34% as compared to the quarter ended March 31, 2005 contributing to the Company’s attainment of a $398,000 net income or $0.04 diluted net income per share for the quarter.

CAMBRIDGE, MA—(Business Wire)—May 8, 2006—Bitstream Inc. (Nasdaq: BITS) today reported that its total revenue increased $1,159,000 or 34% to $4,555,000 for the three months ended March 31, 2006 as compared to $3,396,000 for the three months ended March 31, 2005. We generated a profit from operations of $389,000 for the three months ended March 31, 2006, an increase of $474,000 as compared to an operating loss of $(85,000) for the three months ended March 31, 2005. Our net income for the three months ended March 31, 2006 increased $470,000 to $398,000 or $0.04 per diluted share as compared to a loss of $(72,000) for the three months ended March 31, 2005. The Company’s cash and cash equivalents at March 31, 2006 totaled $6,393,000, an increase of $929,000 from $5,464,000 at December 31, 2005 and an increase of $2,298,000 from $4,095,000 at March 31, 2005.

“Strong sales across all of our product lines allowed us to achieve our highest first quarter revenue level since becoming a publicly-held company. We exceeded our revenue growth goal for the quarter, increasing revenue by 34% as compared to the first quarter of 2005 and we continue to improve our operating performance as evidenced by our operating income and cash from operations of $389,000 and $447,000, respectively, for the quarter ended March 31, 2006.” said Anna M. Chagnon, President and Chief Executive Officer. “Based on another strong quarter and our continued focus on increasing revenue and managing operations we expect to enhance our operating performance and profitability throughout 2006.”

Our results for the quarter ended March 31, 2006 include $62,000 in non-cash compensation expense associated with our adoption of Statement of Financial Accounting Standards No. 123R, Share-Based Payments, (“SFAS 123R”) which is effective for periods beginning January 1, 2006. We have adopted SFAS 123R on a modified prospective basis and thus periods prior to January 1, 2006 do not include stock-based compensation expense. We estimate our non-cash stock-based compensation expense on currently issued options as of March 31, 2006 will be approximately $220,000 for the year ending December 31, 2006.

FIRST QUARTER 2006 HIGHLIGHTS AND OTHER RECENT DEVELOPMENTS

January 11, 2006 — Bitstream announced the December release Pageflex Storefront 3.0. This is a major software release that includes several new features that enable users to expand their e-commerce capabilities to include online ordering and campaign management services.

February 1, 2006 — Bitstream and Canon U.S.A., Inc. announced that Pageflex Persona™ Cross Media Suite has been designated by Canon U.S.A. as “Canon Compatible” under the Canon U.S.A. Alliance program after successful completion of testing by VeriTest, a service of Lionbridge and a leading provider of independent outsourced testing services.

February 6, 2006 — Bitstream announced the addition of The New Lincoln Gothic font set to its New Font Collection program. This set includes 24 OpenType fonts in one extended family.

February 13, 2006 — Bitstream announced the release of ThunderHawk Windows Mobile 5.0 Pocket PC Edition, which offers users a fast, secure desktop browsing experience with new Windows Mobile 5.0 technology.

March 8, 2006 —Bitstream announced that the Berthold BQ Library is available at MyFonts.com.

March 9, 2006 —Bitstream announced that Brandspring Solutions, located in Eden Prairie, Minnesota and a leader in the development of Web-based media delivery systems, selected Pageflex Storefront to support its work developing brand management Web applications for clients, ranging from financial services companies to manufacturing companies to franchise networks

March 28, 2006 —Bitstream announced that Metzgers Printing and Mailing of Toledo, Ohio, has adopted Pageflex Storefront™ to support its expansion into new Web-to-print and variable data printing services for its customers.

April 3, 2006 — Bitstream announced that mPhase Technologies signed an agreement to license Bitstream’s Font Fusion technology and Bitstream fonts for its mPhase TV + System. Under this agreement, mPhase Technologies will use Bitstream’s Font Fusion technology to create programming guides in a range of languages.

April 4, 2006 —, Bitstream announced an expanded strategic partnership with Four51 Inc., a rapidly growing commerce-on-demand (COD) network provider to deliver a scalable Internet-based solution that enables companies to easily manage over time their evolving use of targeted direct mail campaigns, personalized and highly-customized variable data print solutions, and cost effective Web-to-print and on-demand print program languages.

April 5, 2006 — Bitstream previewed the company’s ThunderHawk Java/J2ME™ mobile browser, which brings a real desktop browsing experience to mass-market mobile phones that typically do not have enough memory to run a full HTML browser, to mobile operators, device manufacturers and content providers at the CTIA Wireless 2006 exhibition.

April 11, 2006 — Bitstream announced the release of a new automated Windows font installer, greatly simplifying the process of downloading and installing fonts from its MyFonts.com website. Windows users can now install purchased fonts immediately with just a few clicks.

April 25, 2006 —Bitstream announced the release of Font Fusion® 3.2, the Latest Update to Its Leading Font Rendering Solution for Small Embedded Systems. This release is the latest update to Bitstream’s Font Fusion technology, the company’s smallest, most advanced font rasterizing engine, and the fastest font engine on the market today.

May 1, 2006 —Bitstream announced the successful launch by Marketing Services by Vectra, Inc., a marketing services and full-service printing company, of an interactive marketing portal that enables ministers of the national Breakthrough Ministries to create customized marketing materials designed to grow their local parishes. Vectra developed the portal using Pageflex’s award-winning technology that enables customers to easily customize marketing materials on demand.

CONFERENCE CALL REMINDER

Today, May 8, 2006, at 4:30 p.m. EST, Bitstream will host a conference call with the financial community to discuss its first quarter results for the period ended March 31, 2006:

•	International Dial-in number: 1-703-639-1320

•	Domestic Dial-in number: 1-866 802-4323

Call into the conference number 5-10 minutes prior to the start time. An operator will check your name and organization and ask you to wait until the call begins. If you have any difficulty connecting with the conference call number, please contact at Bitstream: (617) 497-6222.

A replay of the conference call will be available through May 18, 2006 (access code): 900355

•	International Replay number: 1-703-925-2533

•	Domestic Replay number: 1-888-266-2081

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based on management’s current expectations. Actual performance and results of operations may differ materially from those projected or suggested in the forward-looking statements due to certain risks and uncertainties, including, without limitation, market acceptance of the Company’s products, competition and the timely introduction of new products. Additional information concerning certain risks and uncertainties that would cause actual results to differ materially from those projected or suggested in the forward-looking statements is contained in the Company’s filings with the Securities and Exchange Commission, including Bitstream’s Annual Report on Form 10-K for the year ended December 31, 2005.

About Bitstream

Bitstream Inc. (NASDAQ: BITS) is a software development company that makes communications compelling. Bitstream enables customers worldwide to render high-quality text, browse the Web on wireless devices, select from the largest collection of fonts online, and customize documents over the Internet. Its core competencies include fonts and font technology, browsing technology, and publishing technology. For more information about Bitstream please visit www.bitstream.com.

Bitstream and MyFonts.com are registered trademarks, and Pageflex, the Bitstream logo and ThunderHawk are trademarks, of the Company. Other technologies and brand names are used for information only and remain trademarks or registered trademarks of their respective companies.

Bitstream Inc.

Consolidated Statements of Operations

(In Thousands, Except Per Share Data)

(unaudited)

	Three Months Ended March 31,
	2006	2005
Revenue:
Software license	$3,715	$2,809
Services	840	587

Total revenue	4,555	3,396

Cost of revenue:
Software license	1,385	1,005
Services	376	316

Total cost of revenue	1,761	1,321

Gross profit	2,794	2,075

Operating expenses:
Marketing and selling	756	669
Research and development	1,089	1,006
General and administrative	560	485

Total operating expenses	2,405	2,160

Operating profit (loss)	389	(85)

Other income, net	20	14

Income (loss) before provision for income taxes	409	(71)
Provision for income taxes	11	1

Net income (loss)	$398	$(72)

Basic net earnings (loss) per share	$0.05	$(0.01)

Diluted net earnings (loss) per share	$0.04	$(0.01)

Basic weighted average shares outstanding	8,745	8,640

Diluted weighted average shares outstanding	10,588	8,640

Bitstream Inc.

Consolidated Balance Sheets

(In Thousands)

(unaudited)

	March 31, 2006	December 31, 2005
ASSETS
Current assets:
Cash and cash equivalents	$6,393	$5,464
Accounts receivable, net	1,601	1,663
Prepaid expenses and other current assets	420	341

Total current assets	8,414	7,468

Property and equipment, net	321	315

Other assets:
Restricted cash	200	200
Goodwill	727	727
Intangible assets	108	125

Total other assets	1,035	1,052

Total assets	$9,770	$8,835

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$820	$664
Accrued expenses	778	1,191
Deferred revenue	1,279	1,085

Total current liabilities	2,877	2,940

Long-term liabilities	193	194

Total liabilities	3,070	3,134

Total stockholders’ equity	6,700	5,701

Total liabilities and stockholders’ equity	$9,770	$8,835

Contact:

Anna M. Chagnon, President and Chief Executive Officer

Bitstream Inc.

(617) 520-8619

achagnon@bitstream.com

or

James P. Dore, Vice President and Chief Financial Officer

Bitstream Inc.

(617) 520-8377

jdore@bitstream.com